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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Amendment No. 2 to the registration statement on Form S-3 (Registration No. 333-103130) of our report dated February 5, 2003, (with respect to Note B[9], March 25, 2003) on our audits of the financial statements included in the 2002 annual report on Form 10-K of Axonyx, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Eisner LLP

Eisner LLP (formerly Richard A. Eisner & Company, LLP)

New York, New York
June 3, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS